Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Jason H. Weber
EVP/Treasurer &
Chief Financial Officer
717.339.5090
jweber@acnb.com

ACNB CORPORATION REPORTS
FOURTH QUARTER AND 2023 FINANCIAL RESULTS

GETTYSBURG, PA, January 25, 2024 --- ACNB Corporation (NASDAQ: ACNB) (“ACNB” or the “Corporation”), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced net income of $4.1 million, or $0.48 per diluted earnings per share, for the three months ended December 31, 2023 compared to net income of $10.2 million, or $1.20 per diluted earnings per share, for the three months ended December 31, 2022. Compared to the three months ended September 30, 2023, net income and diluted earnings per share for the three months ended December 31, 2023 decreased $4.9 million and $0.58, respectively. The Corporation reported net income of $31.7 million, or $3.71 per diluted earnings per share, for the twelve months ended December 31, 2023, a decrease of $4.1 million compared to the twelve months ended December 31, 2022. The financial results for both the three and twelve month periods ended December 31, 2023 were impacted by the repositioning of the investment securities portfolio as announced on Form 8-K on December 15, 2023. ACNB completed a repositioning of the investment securities portfolio by selling approximately $51.1 million in book value of available for sale investment securities for an after-tax loss of approximately $3.5 million.

2023 Highlights

•Return on average assets was 1.32% and return on average equity was 12.23% for the twelve months ended December 31, 2023.

•Excluding the impact of the repositioning of the investment securities portfolio, return on average assets was 1.47%1 and return on average equity was 13.57%1 for the twelve months ended December 31, 2023.

•Fully taxable equivalent (“FTE”) net interest margin was 4.07% for the twelve months ended December 31, 2023 compared to 3.36% for the twelve months ended December 31, 2022.

•Efficiency ratio1 was 57.78% for the twelve months ended December 31, 2023 compared to 55.81% for the twelve months ended December 31, 2022.

•Total loans were $1.63 billion at December 31, 2023, an increase of $12.0 million, or 0.7%, from September 30, 2023 and an increase of $89.4 million, or 5.8%, from December 31, 2022.

1 Non-GAAP financial measure. Please refer to the calculation on the pages titled “Non-GAAP Reconciliation” at the end of this document.

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

•Total non-performing loans to loans held-for-investment was 0.26% at December 31, 2023 compared to 0.22% at September 30, 2023 and 0.25% at December 31, 2022. Net charge-offs to average loans (annualized) were 0.02% for the three months ended December 31, 2023 compared to 0.03% for the three months ended September 30, 2023 and 0.02% for the three months ended December 31, 2022.

•The loan to deposit ratio was 87.44% at December 31, 2023 and the ratio of uninsured and non-collateralized deposits to total deposits was approximately 17.3% at ACNB Bank at December 31, 2023.

•Tangible common equity to tangible assets ratio1 of 9.48% at December 31, 2023 compared to 8.65% at September 30, 2023 and 7.71% at December 31, 2022. The net unrealized loss on the available for sale securities portfolio was $50.2 million at December 31, 2023 compared to a net unrealized loss of $75.2 million at September 30, 2023 and a net unrealized loss of $64.1 million at December 31, 2022.

•ACNB and ACNB Bank capital levels remain well in excess of ACNB’s internal minimums and those required to be categorized as well-capitalized by our bank regulators. ACNB’s overall liquidity position remains strong and stable.

“The financial services industry was challenged in 2023 with considerable market uncertainty and turmoil. However, ACNB Corporation continued to focus on fundamental community banking principals and we are pleased to share our positive operating results. As a result of our steadfast commitment to our shareholders, customers, and employees, our financial performance during the year has positioned ACNB Corporation to meet the future demands facing our industry and our customers,” said James P. Helt, ACNB Corporation President & Chief Executive Officer.

“We began 2023 with our rebranding efforts and the concept of One Together, One Team, One Brand. The goal of brand realignment is for ACNB Corporation and its subsidiaries to operate cohesively under one name and one brand to effectively serve the financial needs of customers throughout the organization’s footprint in southcentral Pennsylvania and central Maryland. Through this dedicated effort, ACNB Corporation, ACNB Bank and ACNB Insurance Services, Inc. now provide brand recognition and impact for customers, shareholders, and communities served alike. Additionally, we experienced meaningful loan growth in 2023 led by our Commercial Lending teams. Our capital base, superior asset quality metrics and continued robust risk management practices remain key strengths of the Corporation. These corporate strengths provided us the opportunity at the end of 2023 to reposition our investment securities portfolio to improve our future interest income by approximately $1.9 million over the next 12 months.”

Mr. Helt continued, “We look forward to a successful 2024 by continuing to execute our strategy of remaining an independent financial services provider of choice in the communities served by building relationships and finding solutions for our customers. As always, ACNB Corporation’s Management and Board of Directors are focused on the challenges and opportunities that lie ahead and we are committed to continued growth and profitability for the Corporation.”

Net Interest Income and Margin

    Net interest income for the three months ended December 31, 2023 totaled $21.5 million, a decrease of $252 thousand, or 1.2%, compared to the three months ended September 30, 2023. The decline in net interest income was driven primarily by an increase in the cost of deposits and an increase in borrowings. The FTE net interest margin was 3.93%, a decrease of 8 basis points from 4.01% for the three months ended September 30, 2023. The average rate paid on interest-bearing deposits was 0.51% for the three months ended December 31, 2023, an increase of 25 basis points from the three months ended September 30, 2023. The average rate paid on total borrowings was 4.06% for the three months ended December 31, 2023, an increase of 23 basis points from

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

the three months ended September 30, 2023. The average yield on interest-earning assets was 4.62% for the three months ended December 31, 2023, an increase of 16 basis points from the three months ended September 30, 2023.

Net interest income for the twelve months ended December 31, 2023 totaled $88.3 million, an increase of $4.9 million, or 5.9%, over the twelve months ended December 31, 2022. The increase in net interest income was driven primarily by higher interest rates. Paycheck Protection Program (“PPP”) fees and purchase accounting accretion for the twelve months ended December 31, 2023 totaled $1.2 million compared to $3.8 million for the twelve months ended December 31, 2022. The FTE net interest margin was 4.07% for the twelve months ended December 31, 2023, an increase of 71 basis points from 3.36% for the twelve months ended December 31, 2022. The average rate paid on interest-bearing deposits was 0.25% for the twelve months ended December 31, 2023, an increase of 10 basis points from the twelve months ended December 31, 2022. The average rate paid on total borrowings was 3.62% for the twelve months ended December 31, 2023, an increase of 187 basis points from the twelve months ended December 31, 2022. The average yield on interest-earning assets was 4.45% for the twelve months ended December 31, 2023, an increase of 95 basis points from the twelve months ended December 31, 2022.

Noninterest Income

Noninterest income for the three months ended December 31, 2023 was $970 thousand, a decrease of $5.3 million, or 84.6%, from the three months ended September 30, 2023. For the twelve months ended December 31, 2023, noninterest income was $18.4 million, a decrease of $3.4 million, or 15.4%, compared to the twelve months ended December 31, 2022. The decrease in both periods was driven primarily by the repositioning of the investment securities portfolio which generated a $4.5 million pre-tax loss on the sale of investment securities.

Insurance commissions for the three months ended December 31, 2023 was $1.9 million, a decrease of $681 thousand from the three months ended September 30, 2023 due to seasonality in annual policy renewals. Insurance commissions for the twelve months ended December 31, 2023 was $9.3 million, an increase of $1.0 million from the twelve months ended December 31, 2022 driven primarily by higher contingent income, organic growth and the full year contribution from the acquisition of the business and assets of the Hockley & O’Donnell Insurance Agency in early 2022. Wealth management income for the twelve months ended December 31, 2023 was $3.6 million, an increase of $484 thousand from the twelve months ended December 31, 2022 driven primarily by strong market returns, greater sales activity and new business generation. Earnings on investment in bank-owned life insurance for the twelve months ended December 31, 2023 was $1.9 million, an increase of $346 thousand from the twelve months ended December 31, 2022 driven primarily by additional purchases during the three months ended September 30, 2022.

Noninterest Expense

Noninterest expense for the three months ended December 31, 2023 was $17.2 million, an increase of $837 thousand, or 5.1%, from the three months ended September 30, 2023. The increase was driven primarily by increases in salaries and employee benefits, equipment, professional services and FDIC and regulatory expenses. Salaries and employee benefits expense increased $527 thousand driven primarily by an increase in incentive compensation, an increase in employment taxes and an increase in expense due to loan originations. Equipment expense increased $176 thousand driven primarily by increases in core processing and annual maintenance expenses and purchases of additional equipment. Professional services increased $103 thousand primarily as a result of increased loan review and consulting expenses. The $68 thousand increase in FDIC and

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

regulatory was the result of a higher FDIC assessment due to changes in the composition of ACNB’s balance sheet.

For the twelve months ended December 31, 2023, noninterest expense was $66.1 million compared to $60.3 million for the year ended December 31, 2022. The $5.8 million, or 9.6%, increase was primarily driven by increases in salaries and employee benefits, professional services, marketing and corporate relations, FDIC and regulatory and other expenses. Salaries and employee benefits increased $5.0 million in the comparable period, driven primarily by an increase to incentive compensation, partly due to a partial reversal of incentive compensation in 2022, an increase in stock-based compensation, a general increase in base wages and commissions, due in part to the full year impact of the acquisition of the business and assets of the Hockley & O’Donnell Insurance Agency, an increase in pension expense, a partial reversal of expenses in 2022 related to loan originations, and an increase in ACNB Bank’s supplemental executive retirement plan and split dollar life insurance expenses. Professional services increased $234 thousand driven primarily by an increase in recruiting, external audit and consulting expenses. Marketing and corporate relations increased $313 thousand driven primarily by an increase of $283 thousand related to the rebranding of ACNB Bank’s Maryland banking locations. FDIC and regulatory expense increased $260 thousand as a result of a higher FDIC assessment due to changes in the composition of ACNB bank’s balance sheet. Other expense increased $744 thousand driven primarily by the write-off of an investment in a partnership, an increase in director expenses, a mark-to-market loss on an SBIC fund and internet banking expenses.

Loans and Asset Quality

Total loans outstanding were $1.63 billion at December 31, 2023, an increase of $12.0 million, or 0.7%, from September 30, 2023 and an increase of $89.4 million, or 5.8%, from December 31, 2022. The increase in both periods was driven primarily by growth in the commercial loan portfolio in our core markets.

Asset quality metrics continue to be stable. The provision for credit losses was $786 thousand and the provision for unfunded commitments was a reversal of $242 thousand for the three months ended December 31, 2023 compared to a provision for credit losses of $250 thousand and the provision for unfunded commitments was a reversal of $171 thousand for three months ended September 30, 2023 and no provision for credit losses or unfunded commitments for the three months ended December 31, 2022. Non-performing loans were $4.2 million, or 0.26%, of total loans at December 31, 2023 compared to $3.6 million, or 0.22%, of total loans at September 30, 2023 and $3.9 million, or 0.25%, of total loans at December 31, 2022. The increase in the provision for credit losses for the three months ended December 31, 2023 and non-performing loans at December 31, 2023 compared to the prior quarter was driven by one commercial and industrial relationship and was not indicative of a general weakness in the overall loan portfolio. Annualized net charge-offs for the three months ended December 31, 2023 were 0.02% of total average loans compared to 0.03% for the three months ended September 30, 2023 and 0.02% for three months ended December 31, 2022.

Deposits and Borrowings

Total deposits were $1.86 billion at December 31, 2023. Deposits decreased by $89.5 million, or 4.6%, since September 30, 2023 and decreased by $337.2 million, or 15.3%, from December 31, 2022. The decrease of $89.5 million compared to September 30, 2023 was driven by an outflow of municipal deposits of $41.7 million and a replacement of $30.0 million of brokered deposits with long-term borrowings. During the twelve months ended December 31, 2023, ACNB Bank restrained deposit rates for the better part of the year despite an increase in market interest rates and an increase in rates by competitors. As a result, total deposits declined during 2023 as customers sought higher yielding alternative deposit and investment products.

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

Total borrowings were $252.2 million at December 31, 2023, an increase of $98.8 million compared to September 30, 2023. The increase in borrowings was driven primarily by the outflow of municipal deposits and replacement of brokered deposits. Total borrowings increased $189.2 million from December 31, 2022 to December 31, 2023 to fund loan growth and deposit outflows during that period. The average rate on total long-term borrowings was 4.77% for the three months ended December 31, 2023 compared to 4.71% for the three months ended September 30, 2023 and 4.56% for the three months ended December 31, 2022. For the twelve months ended December 31, 2023, the average rate on total long-term borrowings was 4.76% compared to 3.97% for the twelve months ended December 31, 2022.

Stockholders’ Equity, Dividends and Share Repurchases

Total stockholders’ equity was $277.5 million at December 31, 2023 compared to $255.6 million at September 30, 2023 and $245.0 million at December 31, 2022. Tangible book value1 per share was $26.44, $23.80 and $22.41 at December 31, 2023, September 30, 2023 and December 31, 2022, respectively.

On January 23, 2024, the Board of Directors approved and declared a regular quarterly cash dividend of $0.30 per share of ACNB Corporation common stock payable on March 15, 2024, to shareholders of record as of March 1, 2024. This per share amount reflects a $0.02, or 7.1%, increase over the same quarter of 2023.

ACNB repurchased 13,838 shares of ACNB common stock during the three months ended December 31, 2023 at a cost of $452 thousand. For the twelve months ended December 31, 2023, ACNB repurchased 61,066 shares of ACNB common stock at a cost of $2.0 million.

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.42 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 26 community banking offices and three loan offices located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com.
# # #
SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Annual Report on Form 10-K with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; banking instability caused by bank failures and continuing financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2024-3
January 25, 2024

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

ACNB Corporation Financial Highlights
Selected Financial Data by Respective Quarter End
(Unaudited)

(Dollars in thousands, except per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
BALANCE SHEET DATA
Assets	$2,418,847	$2,388,522	$2,378,151	$2,410,933	$2,525,507
Securities	517,221	501,063	518,093	568,232	620,250
Total loans	1,627,988	1,615,966	1,573,817	1,531,626	1,538,610
Allowance for credit losses	(19,969)	(19,264)	(19,148)	(19,485)	(17,861)
Deposits	1,861,813	1,951,359	1,963,754	2,055,822	2,198,975
Allowance for unfunded commitments	1,719	1,962	2,132	2,011	92
Borrowings	252,174	153,388	132,703	76,294	62,954
Stockholders’ equity	277,461	255,638	257,069	255,841	245,042
INCOME STATEMENT DATA
Interest income	$25,284	$24,234	$23,213	$23,909	$24,894
Interest expense	3,791	2,489	1,223	817	846
Net interest income	21,493	21,745	21,990	23,092	24,048
Provision for (reversal of ) credit losses	786	250	(273)	97	—
(Reversal of) provision for unfunded commitments	(242)	(171)	121	276	—
Net interest income after provisions for credit losses and unfunded commitments	20,949	21,666	22,142	22,719	24,048
Noninterest income	970	6,297	6,194	4,984	5,423
Noninterest expenses	17,173	16,336	16,281	16,282	16,673
Income before income taxes	4,746	11,627	12,055	11,421	12,798
Provision for income taxes	649	2,583	2,531	2,398	2,599
Net income	$4,097	$9,044	$9,524	$9,023	$10,199
PROFITABILITY RATIOS
Total loans held-for-investment to deposits	87.44%	82.81%	80.14%	74.50%	69.97%
Return on average assets (annualized)	0.68%	1.52%	1.62%	1.50%	1.56%
Return on average equity (annualized)	6.09%	13.84%	14.74%	14.58%	17.10%
Efficiency ratio[2]	62.48%	56.97%	55.52%	56.36%	55.66%
FTE Net interest margin	3.93%	4.01%	4.11%	4.22%	4.03%
Yield on average earning assets	4.62%	4.46%	4.33%	4.37%	4.17%
Yield on investment securities	2.36%	2.24%	2.24%	2.46%	2.30%
Yield on total loans	5.29%	5.16%	5.05%	5.12%	4.97%
Cost of funds	0.71%	0.47%	0.23%	0.15%	0.14%
PER SHARE DATA
Diluted earnings per share	$0.48	$1.06	$1.12	$1.06	$1.20
Cash dividends paid per share	0.30	0.28	0.28	0.28	0.28
Tangible book value per share[2]	26.44	23.80	23.83	23.66	22.41
Tangible book value per share[2] (excluding AOCI)[3]	31.74	31.43	30.64	29.76	29.23
CAPITAL RATIOS[4]
Tier 1 leverage ratio	11.57%	11.97%	11.79%	11.09%	9.91%
Common equity tier 1 ratio	15.16%	15.30%	15.38%	15.21%	15.00%
Tier 1 risk based capital ratio	15.45%	15.59%	15.72%	15.56%	15.36%
Total risk based capital ratio	17.41%	17.49%	17.67%	17.56%	17.32%
CREDIT QUALITY
Net charge-offs to average loans outstanding (annualized)	0.02%	0.03%	0.02%	0.02%	0.02%
Total non-performing loans to loans held-for-investment[5]	0.26%	0.22%	0.23%	0.25%	0.25%
Total non-performing assets to total assets[6]	0.19%	0.17%	0.17%	0.18%	0.17%
Allowance for credit losses to loans held-for-investment	1.23%	1.19%	1.22%	1.27%	1.16%

2 Non-GAAP financial measure. Please refer to the calculation on the pages titled “Non-GAAP Reconciliation” at the end of this document.
3 Accumulated Other Comprehensive Income (Loss).
4 Regulatory capital ratios as of December 31, 2023 are preliminary.
5 Non-performing Loans consists of loans on nonaccrual status and loans greater than ninety days past due and still accruing interest.
6 Non-performing Assets consists of Non-performing Loans and Foreclosed assets held for resale.

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands, except per share data)	December 31, 2023	September 30, 2023	December 31, 2022
ASSETS
Cash and due from banks	$21,442	$22,786	$40,067
Interest-bearing deposits with banks	44,516	41,255	128,094
Total Cash and Cash Equivalents	65,958	64,041	168,161
Equity securities with readily determinable fair values	928	888	1,719
Investment securities available for sale, at estimated fair value	451,693	435,559	553,554
Investment securities held to maturity, at amortized cost	64,600	64,616	64,977
Loans held for sale	280	—	123
Total loans	1,627,988	1,615,966	1,538,610
Less: Allowance for credit losses	(19,969)	(19,264)	(17,861)
Loans, net	1,608,019	1,596,702	1,520,749
Assets held for sale	—	—	3,393
Premises and equipment, net	26,283	25,740	27,053
Right of use asset	2,615	2,784	3,162
Restricted investment in bank stocks	9,677	5,477	1,629
Investment in bank-owned life insurance	79,871	79,391	77,993
Investments in low-income housing partnerships	1,003	1,034	1,129
Goodwill	44,185	44,185	44,185
Intangible assets, net	9,082	9,434	10,332
Foreclosed assets held for resale	467	467	474
Other assets	54,186	58,204	46,874
Total Assets	$2,418,847	$2,388,522	$2,525,507

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$500,332	$565,530	$595,049
Interest-bearing	1,361,481	1,385,829	1,603,926
Total Deposits	1,861,813	1,951,359	2,198,975
Short-term borrowings	56,882	33,106	41,954
Long-term borrowings	195,292	120,282	21,000
Lease liability	2,615	2,784	3,162
Allowance for unfunded commitments	1,719	1,962	92
Other liabilities	23,065	23,391	15,282
Total Liabilities	2,141,386	2,132,884	2,280,465

Stockholders’ Equity:
Preferred Stock, $2.50 par value; 20,000,000 shares authorized; no shares outstanding	—	—	—
Common stock, $2.50 par value; 20,000,000 shares authorized; 8,896,119, 8,892,374, and 8,838,720 shares issued; 8,511,453, 8,521,546, and 8,515,120 shares outstanding	22,231	22,224	22,086
Treasury stock, at cost; 384,666, 370,828, and 323,600 shares	(10,954)	(10,502)	(8,927)
Additional paid-in capital	97,602	96,744	96,022
Retained earnings	213,491	211,939	193,873
Accumulated other comprehensive loss	(44,909)	(64,767)	(58,012)
Total Stockholders’ Equity	277,461	255,638	245,042
Total Liabilities and Stockholders’ Equity	$2,418,847	$2,388,522	$2,525,507

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

Consolidated Income Statements
(Unaudited)

	Three months ended December 31,		Years Ended December 31,
(Dollars in thousands, except per share data)	2023	2022	2023	2022
INTEREST AND DIVIDEND INCOME
Loans, including fees
Taxable	$21,303	$18,820	$79,433	$68,898
Tax-exempt	336	353	1,405	1,348
Securities:
Taxable	2,534	2,697	10,985	9,799
Tax-exempt	285	526	1,168	1,144
Dividends	135	25	331	104
Other	691	2,473	3,318	5,756
Total Interest and Dividend Income	25,284	24,894	96,640	87,049
INTEREST EXPENSE
Deposits	1,808	572	3,695	2,561
Short-term borrowings	334	17	898	77
Long-term borrowings	1,649	257	3,727	986
Total Interest Expense	3,791	846	8,320	3,624
Net Interest Income	21,493	24,048	88,320	83,425
Provision for credit losses	786	—	860	—
Reversal of provision for unfunded commitments	(242)	—	(16)	—
Net Interest Income after Provisions for Credit Losses and Unfunded Commitments	20,949	24,048	87,476	83,425
NONINTEREST INCOME
Insurance commissions	1,948	1,870	9,319	8,307
Service charges on deposits	1,007	1,020	3,958	4,066
Wealth management	872	711	3,644	3,160
ATM debit card charges	846	867	3,348	3,322
Gain from mortgage loans held for sale	25	19	56	487
Earnings on investment in bank-owned life insurance	479	480	1,878	1,532
Net losses on sales or calls of securities	(4,501)	(234)	(5,240)	(234)
Net gains (losses) on equity securities	40	46	18	(298)
Net gain on sale of low-income housing partnership	—	421	—	421
Gain on assets held for sale	—	—	337	—
Other	254	223	1,127	1,044
Total Noninterest Income	970	5,423	18,445	21,807
NONINTEREST EXPENSES
Salaries and employee benefits	10,596	9,786	40,931	35,979
Net occupancy	927	978	3,908	4,076
Equipment	1,730	2,046	6,514	6,612
Other tax	304	403	1,269	1,632
Professional services	720	758	2,320	2,086
Supplies and postage	175	193	808	823
Marketing and corporate relations	140	72	612	299
FDIC and regulatory	456	330	1,388	1,128
Intangible assets amortization	352	399	1,424	1,492
Other	1,773	1,708	6,898	6,154
Total Noninterest Expenses	17,173	16,673	66,072	60,281
Income Before Income Taxes	4,746	12,798	39,849	44,951
Provision for income taxes	649	2,599	8,161	9,199
Net Income	$4,097	$10,199	$31,688	$35,752
PER SHARE DATA
Basic earnings	$0.48	$1.20	$3.72	$4.15
Diluted earnings	$0.48	$1.20	$3.71	$4.15

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

Average Balances, Income and Expenses, Yields and Rates

	Three months ended December 31, 2023			Three months ended September 30, 2023			Three months ended June 30, 2023			Three months ended March 31, 2023			Three months ended December 31, 2022
(Dollars in thousands)	Average Balance	Interest[7]	Yield/ Rate	Average Balance	Interest[7]	Yield/ Rate	Average Balance	Interest[7]	Yield/ Rate	Average Balance	Interest[7]	Yield/ Rate	Average Balance	Interest[7]	Yield/ Rate
ASSETS
Loans:
Taxable	$1,559,411	$21,303	5.42%	$1,520,134	$20,285	5.29%	$1,463,967	$18,946	5.19%	$1,454,934	$18,898	5.27%	$1,459,830	$18,821	5.11%
Tax-exempt	69,058	425	2.44%	73,995	457	2.45%	75,670	446	2.36%	77,341	451	2.36%	78,274	446	2.26%
Total Loans	1,628,469	21,728	5.29%	1,594,129	20,742	5.16%	1,539,637	19,392	5.05%	1,532,275	19,349	5.12%	1,538,104	19,267	4.97%

Investment Securities:
Taxable	453,713	2,669	2.33%	466,402	2,581	2.20%	498,401	2,739	2.20%	557,377	3,327	2.42%	542,137	2,722	1.99%
Tax-exempt	54,835	361	2.61%	55,027	359	2.59%	55,588	361	2.60%	55,589	397	2.90%	42,987	666	6.15%
Total Investments	508,548	3,030	2.36%	521,429	2,940	2.24%	553,989	3,100	2.24%	612,966	3,724	2.46%	585,124	3,388	2.30%

Interest-bearing deposits with banks	50,225	691	5.46%	53,324	723	5.38%	71,040	890	5.03%	90,987	1,014	4.52%	268,911	2,473	3.65%

Total Earning Assets	2,187,242	25,449	4.62%	2,168,882	24,405	4.46%	2,164,666	23,382	4.33%	2,236,228	24,087	4.37%	2,392,139	25,128	4.17%

Total Assets	$2,406,900			$2,365,365			$2,357,626			$2,439,219			$2,598,000

LIABILITIES
Interest-bearing demand deposits	$560,510	$275	0.19%	$571,314	$185	0.13%	$577,480	$150	0.10%	$591,972	$146	0.10%	$653,369	$192	0.12%
Money markets	274,226	707	1.02%	245,899	312	0.50%	261,560	100	0.15%	298,584	73	0.10%	328,808	85	0.10%
Savings deposits	348,244	28	0.03%	366,398	30	0.03%	387,847	31	0.03%	403,419	33	0.03%	408,285	41	0.04%
Time deposits	221,778	798	1.43%	212,159	401	0.75%	224,608	205	0.37%	268,708	221	0.33%	318,115	254	0.32%
Total Interest-Bearing Deposits	1,404,758	1,808	0.51%	1,395,770	928	0.26%	1,451,495	486	0.13%	1,562,683	473	0.12%	1,708,577	572	0.13%

Short-term borrowings	56,872	334	2.33%	66,942	439	2.60%	34,080	108	1.27%	35,596	17	0.19%	41,257	17	0.16%
Long-term borrowings	137,026	1,649	4.77%	94,554	1,122	4.71%	59,901	629	4.21%	29,211	327	4.54%	22,350	257	4.56%
Total borrowings	193,898	1,983	4.06%	161,496	1,561	3.83%	93,981	737	3.15%	64,807	344	2.15%	63,607	274	1.71%

Total Interest-Bearing Liabilities	1,598,656	3,791	0.94%	1,557,266	2,489	0.63%	1,545,476	1,223	0.32%	1,627,490	817	0.20%	1,772,184	846	0.19%
Noninterest-bearing demand deposits	519,797			541,995			550,581			557,546			586,092
Cost of Funds			0.71%			0.47%			0.23%			0.15%			0.14%
FTE Net Interest Margin			3.93%			4.01%			4.11%			4.22%			4.03%
Stockholders’ Equity	266,799			259,284			259,239			251,054			236,674
7 Income on interest-earning assets has been computed on a fully taxable equivalent (FTE) basis using the 21% federal income tax statutory rate.

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

	Year Ended December 31, 2023			Year Ended December 31, 2022
(Dollars in thousands)	Average Balance	Interest[8]	Yield/ Rate	Average Balance	Interest[8]	Yield/ Rate
ASSETS
Loans:
Taxable	$1,499,635	$79,433	5.30%	$1,428,150	$68,898	4.82%
Tax-exempt	73,993	1,778	2.40%	78,204	1,706	2.18%
Total Loans	1,573,628	81,211	5.16%	1,506,354	70,604	4.69%

Investment Securities:
Taxable	491,208	11,316	2.30%	516,126	9,799	1.90%
Tax-exempt	57,670	1,478	2.56%	53,242	1,448	2.72%
Total Investments	548,878	12,794	2.33%	569,368	11,247	1.98%

Interest-bearing deposits with banks	66,246	3,318	5.01%	427,706	5,860	1.37%

Total Earning Assets	2,188,752	97,323	4.45%	2,503,428	87,711	3.50%

Total Assets	$2,392,278			$2,720,957

LIABILITIES
Interest-bearing demand deposits	$569,357	$757	0.13%	$600,366	$749	0.12%
Money markets	283,918	1,192	0.42%	346,498	342	0.10%
Savings deposits	377,498	122	0.03%	409,839	167	0.04%
Time deposits	230,431	1,624	0.70%	370,766	1,303	0.35%
Total Interest-Bearing Deposits	1,461,204	3,695	0.25%	1,727,469	2,561	0.15%
Short-term borrowings	49,433	898	1.82%	35,882	77	0.21%
Long-term borrowings	78,262	3,727	4.76%	24,814	986	3.97%
Total borrowings	127,695	4,625	3.62%	60,696	1,063	1.75%
Total Interest-Bearing Liabilities	1,588,899	8,320	0.52%	1,788,165	3,624	0.20%
Noninterest-bearing demand deposits	543,843			609,622
Cost of Funds			0.39%			0.15%
FTE Net Interest Margin			4.07%			3.36%
Stockholders’ Equity	259,094			249,074

8 Income on interest-earning assets has been computed on a fully taxable equivalent basis (FTE) using the 21% federal income tax statutory rate.

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

Non-GAAP Reconciliation

Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation’s industry. Investors should recognize that the Corporation’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.

	Three Months Ended
(Dollars in thousands, except per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Tangible book value per share
Stockholders’ equity	$277,461	$255,638	$257,069	$255,841	$245,042
Less: Goodwill and intangible assets	(53,267)	(53,619)	(53,797)	(54,157)	(54,517)
Tangible common stockholders’ equity (numerator)	$224,194	$202,019	$203,272	$201,684	$190,525
Shares outstanding, less unvested shares, end of period (denominator)	8,478,460	8,488,446	8,528,782	8,523,406	8,501,752
Tangible book value per share	$26.44	$23.80	$23.83	$23.66	$22.41
Tangible book value per share (excluding AOCI)
Tangible common stockholders’ equity	$224,194	$202,019	$203,272	$201,684	$190,525
Less: AOCI	(44,909)	(64,767)	(58,052)	(51,960)	(58,012)
Tangible equity (excluding AOCI)	$269,103	$266,786	$261,324	$253,644	$248,537
Tangible book value per share (excluding AOCI)	$31.74	$31.43	$30.64	$29.76	$29.23
Tangible common equity to tangible assets (TCE/TA Ratio)
Tangible common stockholders’ equity (numerator)	$224,194	$202,019	$203,272	$201,684	$190,525
Total assets	$2,418,847	$2,388,522	$2,378,151	$2,410,933	$2,525,507
Less: Goodwill and intangible assets	(53,267)	(53,619)	(53,797)	(54,157)	(54,517)
Total tangible assets (denominator)	$2,365,580	$2,334,903	$2,324,354	$2,356,776	$2,470,990
Tangible common equity to tangible assets	9.48%	8.65%	8.75%	8.56%	7.71%
Efficiency Ratio
Noninterest expense	$17,173	$16,336	$16,281	$16,282	$16,673
Less: Intangible amortization	352	352	360	360	399
Less: Loss on MD Title Investment	—	—	142	—	—
Numerator	$16,821	$15,984	$15,779	$15,922	$16,274
Net interest income	$21,493	$21,745	$21,990	$23,092	$24,048
Plus: Total noninterest income	970	6,297	6,194	4,984	5,423
Less: Net losses on sales or calls of securities	(4,501)	—	(546)	(193)	(234)
Less: Net gains (losses) on equity securities	40	(27)	(15)	20	46
Less: Gain on assets held for sale	—	14	323	—	—
Less: Net gains on sale of low income housing partnership	—	—	—	—	421
Denominator	$26,924	$28,055	$28,422	$28,249	$29,238
Efficiency ratio	62.48%	56.97%	55.52%	56.36%	55.66%

ACNB Corporation
Press Release/2023 Fourth Quarter and 2023 Financial Results
January 25, 2024

Non-GAAP Reconciliation

Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation’s industry. Investors should recognize that the Corporation’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.

(Dollars in thousands)	Year Ended December 31, 2023	Year Ended December 31, 2022
Efficiency Ratio
Noninterest expense	$66,072	$60,281
Less: Intangible amortization	1,424	1,492
Less: Loss on MD Title Investment	142	—
Noninterest expense (numerator)	$64,506	$58,789
Net interest income	$88,320	$83,425
Plus: Total noninterest income	18,445	21,807
Less: Net losses on sales or calls of securities	(5,240)	(234)
Less: Net gains (losses) on equity securities	18	(298)
Less: Gain on assets held for sale	337	—
Less: Net gains on sale of low income housing partnership	—	421
Total revenue (denominator)	$111,650	$105,343
Efficiency ratio	57.78%	55.81%

(Dollars in thousands)	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Return on average assets (excluding the repositioning)
Net income	$4,097	$31,688
Less: Loss on repositioning of investment securities portfolio, net of tax effect	(3,479)	(3,479)
Net income, excluding repositioning (numerator)	$7,576	$35,167
Average assets (denominator)	$2,406,900	$2,392,278
Return on average assets (excluding the repositioning)	1.25%	1.47%

Return on average equity (excluding the repositioning)
Net income, excluding repositioning (numerator)	$7,576	$35,167
Average equity (denominator)	$266,799	$259,094
Return on average equity (excluding the repositioning)	11.27%	13.57%